Exhibit 4.5
[FORM OF GUARANTY]
     This GUARANTY (this “Guaranty”), dated as of May 22, 2008, is made by Liberator Medical Supply, Inc., a Florida corporation (the “Guarantor”), in favor of the “Noteholders” (as defined below).
W I T N E S S E T H:
     WHEREAS, Liberator Medical Holdings, Inc., a Nevada corporation and the holder of all of the issued and outstanding capital stock of the Guarantor, (the “Company”), and each party listed as a “Buyer” (each a “Buyer”, and collectively, the “Buyers” and together with their successors and assigns and each other holder of a Note, each a “Noteholder” and collectively the “Noteholders”) on the signature pages attached to the Securities Purchase Agreement, dated as of May 22, 2008 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), are parties to the Securities Purchase Agreement;
     WHEREAS, the Securities Purchase Agreement requires, among other things, that the Guarantor execute and deliver to the Buyers a guaranty guaranteeing all of the obligations of the Company under the Notes (as defined below); and
     WHEREAS, the Guarantor has determined that the execution, delivery and performance of this Guaranty benefits, and is in the best interest of, the Guarantor.
     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform their obligations under the Securities Purchase Agreement to, among other things, purchase the Notes and Warrants (as defined in the Securities Purchase Agreement) from the Company, the Guarantor hereby agrees for the benefit of the Noteholders as follows:
     SECTION 1. Definitions. Reference is hereby made to the “Notes” (as defined in and issued pursuant to the Securities Purchase Agreement, and as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”). All capitalized terms used in this Guaranty, which are defined in the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.
     SECTION 2. Guaranty. The Guarantor hereby unconditionally and irrevocably, guaranties the punctual payment, as and when due and payable, by stated maturity or otherwise, of all obligations of the Company from time to time owing by it in respect of the Notes, including, without limitation, all interest that accrues after the commencement of any insolvency proceeding of the Company or the Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such insolvency proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Notes (such obligations, to the extent not paid by the Company, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Noteholders in enforcing this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Noteholders but for the fact that they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Guarantor or the Company (each, a “Transaction Party”).

     SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments; Limitation of Guaranty.
     (a) The Guarantor guaranties that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:
          (i) any lack of validity or enforceability of the Notes or any other Transaction Document (as defined in the Securities Purchase Agreement) or agreement or instrument relating thereto;
          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;
          (iii) any taking, exchange, release or non-perfection of any collateral securing the Guaranteed Obligations, if any, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
          (iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or
          (v) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Buyer or Noteholder that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Noteholder or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

     (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations) and/or the conversion of all of the Notes into shares of Common Stock (or such other securities or consideration the Notes are then convertible into or exchangeable for in accordance with the terms of the Notes and payment of all other amounts payable under this Guaranty (other than inchoate indemnity obligations) (the “Guaranty Satisfaction Conditions”) and shall not terminate for any reason prior to the Maturity Date of the Notes (other than satisfaction in full of the Guaranty Satisfaction Conditions) and (ii) be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by each Noteholder and its successors and permitted pledgees, transferees and assigns. Notwithstanding the foregoing and for the avoidance of doubt, this Guaranty will expire and the Guarantor will be released from its obligations hereunder upon the earlier of the satisfaction in full of the Guaranty Satisfaction Conditions.
     (c) Any term or provision of this Guaranty or any Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which the Guarantor shall be liable hereunder shall not exceed the maximum amount for the Guarantor can be liable without rendering this Guaranty or any other Transaction Document, as it relates to the Guarantor, subject to avoidance under applicable requirements of law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable laws relating to bankruptcy, insolvency or the protection of creditors).
     SECTION 4. Waivers. To the extent permitted by applicable law, the Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Noteholders exhaust any right or take any action against any Transaction Party or any other Person or any collateral, if any, securing the Guaranteed Obligations. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Securities Purchase Agreement and the Notes and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
     SECTION 5. Subrogation. The Guarantor may not exercise any rights that it may now or hereafter acquire against the Company or any other guarantor of the Company’s obligations under the Notes, or any Noteholder or Buyer, that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Noteholder against the Company or any other guarantor or any collateral, if any, securing the Guaranteed Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations) shall have indefeasibly been paid in full in cash. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

     SECTION 6. Representations, Warranties and Covenants. The Guarantor hereby represents and warrants as of the date first written above as follows:
     (a) The Guarantor (i) is a corporation, validly existing and in good standing under the laws of the State of Florida, (ii) has all requisite corporate, power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a material adverse effect on the business, operations, properties, prospects of financial condition of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (b) The execution, delivery and performance by the Guarantor of this Guaranty (i) has been duly authorized by all necessary corporate action, (ii) does not contravene its certificate of incorporation or by-laws, or any applicable law or any contractual restriction binding on the Guarantor or its properties (except to the extent that such contraventions would not, individually or in the aggregate, result in or be reasonably expected to result in, a Material Adverse Effect), (iii) does not and will not result in or require the creation of any lien upon or with respect to any of its properties, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties (except to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal would not, individually or in the aggregate, result in or be reasonably expected to result in, a Material Adverse Effect).
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty (except to the extent that the failure to obtain such approval or other action, or give notice or make a filing, would not, individually or in the aggregate, result in or be reasonably expected to result in, a Material Adverse Effect).
     (d) This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

     SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery, if to the Guarantor, to it at its address set forth on the signature page hereto, or if to any Noteholder, to it at its respective address set forth in the Schedule of Buyers attached to Securities Purchase Agreement or at such other address as shall be designated by any Person in a written notice to such other Person complying as to delivery with the terms of this Section 7. All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     SECTION 8. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT TO WHICH THE GUARANTOR IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

     SECTION 9. WAIVER OF JURY TRIAL, ETC. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY NOTEHOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO ENTER INTO THE SECURITIES PURCHASE AGREEMENT AND PERFORM THEIR OBLIGATIONS THEREUNDER.
     SECTION 10. Miscellaneous.
     (a) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Noteholder, at such address specified by in the Schedule of Buyers attached to the Securities Purchase Agreement or at such other address as such Noteholder may provide from time to time by written notice to the Guarantor.
     (b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and each Person who is a Noteholder at such time, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (c) No failure on the part of any Noteholder to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Noteholders provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Noteholders under any Transaction Document against any party thereto are not conditional or contingent on any attempt by any Noteholder to exercise any of its rights under any other Transaction Document against such party or against any other Person.
     (d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (e) This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Noteholders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Noteholder may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Noteholder herein or otherwise. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Person who is a Noteholder at such time.
     (f) This Guaranty reflects the entire understanding of the Guarantor relating to its guaranty contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.
     (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (h) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

LIBERATOR MEDICAL SUPPLY, INC., a Florida corporation
By:
	Name:	Mark A. Libratore
	Title:	President

Notice Address: Mark A. Libratore, President Liberator Medical Supply, Inc. 2979 SE Gran Park Way Stuart, FL 34997 Tel: (772) 287-2414 Fax: (772) 781-3867

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